UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2022

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	98-1271120
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	TGLS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Director

On August 23, 2022, Martha L. “Stormy” Byorum resigned from the Board of Directors (the “Board”) of Tecnoglass Inc. (the “Company”). Ms. Byorum’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Ms. Byorum is expected to remain as an external consultant to the Company for the next two years.

Appointment of New Director

On August 24, 2022, the Board appointed Anne Louise Carricarte as a Class A director to fill the vacancy created by Ms. Byorum’s resignation. Ms. Carricarte will stand for reelection at the Company’s 2023 Annual General Meeting of Shareholders. Ms. Carricarte will serve on the Nominating and Compensation Committees.

Ms. Carricarte will receive the Company’s standard remuneration for non-employee directors in accordance with the Company’s Non-Employee Director Compensation Policy, as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2022. Ms. Carricarte has also executed the Company’s standard form of indemnification agreement.

There is no arrangement or understanding between Ms. Carricarte and any other persons pursuant to which Ms. Carricarte was appointed as a director, and she has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Ms. Carricarte has over 35 years of experience in domestic and international marketing, sales, administration, and management. She is a business entrepreneur, executive consultant, and inspirational speaker skilled in motivation, training, negotiation, and in-depth team building. Ms. Carricarte is the Chief Executive Officer of Simple Results, Inc., a consulting company she founded in 2006, where she collaborates on multi-cultural projects between countries, generations, professions and faiths in both the private and public sectors. Since 2004, Ms. Carricarte has served as an advisor to Grove Services, a farm-land asset management company, and Unity Groves, which provides ‘end-to-end’ produce distribution to major US food chains. She is also one of seven board members for Mathon Investments Corporation, a private fund that manages investments and lending services. From 1992 until she founded Simple Results, Ms. Carricarte was the Chief Operating Officer of Amedex Holding Insurance Companies/USA Medical and Chief Executive Officer of Amedex International, which provided health and life insurance products and related services to clients in Latin America and the Caribbean.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2022	TECNOGLASS INC.

	By:	/s/ Jose M. Daes
Jose M. Daes
Chief Executive Officer